EXHIBIT 99.1


                           FB&T FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                         CONSOLIDATED FINANCIAL REPORT
                     YEARS ENDED DECEMBER 31, 1995 AND 1994



                         INDEX TO FINANCIAL STATEMENTS


                                                                      Page

INDEPENDENT AUDITOR'S REPORT ON THE CONSOLIDATED
    FINANCIAL STATEMENTS                                                1


CONSOLIDATED FINANCIAL STATEMENTS

   Consolidated Balance Sheets                                        2 - 3

   Consolidated Statements of Operations                                4

   Consolidated Statements of Changes in Shareholders' Equity           5

   Consolidated Statements of Cash Flows                              6 - 7

   Notes to Consolidated Financial Statements                         8 - 30

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Shareholders
FB&T Financial Corporation and Subsidiary
Fairfax, Virginia


         We have audited the accompanying consolidated balance sheets of FB&T Financial Corporation and Subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the years ended December 31, 1995, 1994 and 1993. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We have conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FB&T Financial Corporation and Subsidiary as of December 31, 1995 and 1994, and the results of its operations, shareholders' equity, and its cash flows for the years ended December 31, 1995, 1994 and 1993, in conformity with generally accepted accounting principles.

                                                THOMPSON, GREENSPON & CO., P.C.

Fairfax, Virginia
January 26, 1996

                           FB&T FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                                            1995             1994
                                                       --------------   --------------
                  ASSETS

CASH AND CASH DUE FROM BANKS                           $ 26,016,379     $ 14,225,350

INVESTMENT SECURITIES (market value of $40,277,285 and
    $35,490,355 at December 31, 1995 and 1994,
    respectively)                                        38,684,625       35,093,178

SECURITIES AVAILABLE FOR SALE                             3,113,250       12,797,620

FEDERAL FUNDS SOLD                                       16,492,674                -

LOANS RECEIVABLE                                        149,061,902      133,988,121
LESS ALLOWANCE FOR POSSIBLE LOAN LOSSES                  (2,195,216)      (1,332,118)
                                                       --------------   --------------
                  Net Loans                             146,866,686      132,656,003

ACCRUED INTEREST RECEIVABLE                               1,685,869        1,548,205
BANK PREMISES AND EQUIPMENT, net                          3,522,751        3,045,822
OTHER REAL ESTATE OWNED                                   1,972,494        2,301,499
INTANGIBLE ASSETS                                         2,667,916        3,073,298
PREPAID AND OTHER ASSETS                                  2,046,404          930,952
                                                       --------------   --------------
TOTAL ASSETS                                           $243,069,048     $205,671,927
                                                       ==============   ==============

THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF THESE STATEMENTS.

                                                            1995             1994
                                                       -------------    -------------
         LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
    Demand deposits                                    $ 55,569,545     $ 41,881,181
    Interest checking                                    23,393,571       28,423,068
    Savings deposits                                     60,729,424       57,116,333
    Time deposits                                        51,821,531       42,531,106
                                                       -------------    -------------
                  Total Deposits                        191,514,071      169,951,688

    Securities sold under agreements to repurchase and
        other borrowed funds                             33,377,144       15,344,476
    Federal funds purchased                                       -        3,862,000
    Accrued interest payable                                635,666          289,808
    Accrued expenses and other liabilities                  608,556          355,493
                                                       -------------    -------------
                  Total Liabilities                     226,135,437      189,803,465
                                                       -------------    -------------

STOCKHOLDERS' EQUITY
      Preferred stock, $1.25 par value, 3,000,000 shares
          authorized;
      Common stock, $1.25 par value, 5,000,000 shares
          authorized; 1,269,580 shares issued and
          outstanding in 1995 and 1,178,257 shares
          issued and outstanding in 1994                  1,586,975        1,472,821
     Surplus                                              8,854,837        7,715,123
     Market value adjustment for securities available
          for sale                                          (8,250)         (159,266)
     Retained earnings                                    6,500,049        6,839,784
                                                       -------------    -------------
                  Total Stockholders' Equity             16,933,611       15,868,462
                                                       -------------    -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $243,069,048     $205,671,927
                                                       =============    =============

                           FB&T FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                       1995              1994           1993
                                                   ------------     ------------     ------------
INTEREST INCOME
    Interest and fees on loans                     $12,800,973      $10,185,668      $ 7,918,547
    Interest on Federal funds sold                     605,992           56,696          153,421
    Interest on investment securities                2,069,805        1,612,441        1,426,327
    Interest on securities available for sale          301,830          574,662                -
                                                   ------------     ------------     ------------
              Total Interest Income                 15,778,600       12,429,467        9,498,295
                                                   ------------     ------------     ------------

INTEREST EXPENSE
    Interest on deposits                             5,187,507        3,615,985        2,515,242
    Interest on repurchase agreements                  657,975          324,817          230,479
    Interest on Federal Funds purchased                 37,080          230,855           13,541
                                                   ------------     ------------     ------------
              Total Interest Expense                 5,882,562        4,171,657        2,759,262
                                                   ------------     ------------     ------------

              Net Interest Income                    9,896,038        8,257,810        6,739,033
Provision for Possible Loan Losses                   1,067,618           64,714          348,238
                                                   ------------     ------------     ------------

              Net Interest Income after Provision
                  for Possible Loan Losses           8,828,420        8,193,096        6,390,795
                                                   ------------     ------------     ------------

OTHER INCOME
    Service charges                                  1,499,001        1,171,164        1,235,040
    Other                                              930,461          815,675          516,657
                                                   ------------     ------------     ------------
                                                     2,429,462        1,986,839        1,751,697
                                                   ------------     ------------     ------------
                                                    11,257,882       10,179,935        8,142,492
                                                   ------------     ------------     ------------

OPERATING EXPENSES
    Compensation and benefits                        3,578,783        2,772,356        1,969,890
    Occupancy expense                                1,604,873        1,210,663          965,110
    Other                                            3,773,242        2,665,870        2,275,909
                                                   ------------     ------------     ------------
              Total Operating Expenses               8,956,898        6,648,889        5,210,909
                                                   ------------     ------------     ------------

              Income before Income Taxes             2,300,984        3,531,046        2,931,583

INCOME TAXES                                           725,502        1,166,626          926,144
                                                   ------------     ------------     ------------

NET INCOME                                         $ 1,575,482      $ 2,364,420      $ 2,005,439
                                                   ============     ============     ============

NET INCOME PER COMMON SHARE                        $      1.26      $      1.87      $      1.90
                                                   ============     ============     ============


THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF THESE STATEMENTS.

                           FB&T FINANCIAL CORPORATION
                                 AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993



                                                                                                        Net Unrealized
                                                                                                        gain (loss) on
                                    Number      Par Value                                               available for
                                      of           and                        Treasury      Retained      sale
                                    Shares       Warrants       Surplus         Stock       Earnings    securities       Total
                                  ----------   -----------   -----------    -----------   -----------   ------------  -----------
Balance, December 31, 1992          956,865    $1,217,571    $5,034,301     $(221,563)    $3,372,467    $         -   $ 9,402,776

Sale of Treasury Stock               20,545             -             -       259,714              -              -       259,714

Acquisition of Treasury Stock        (3,353)            -        (1,840)      (38,151)          (380)             -       (40,371)

Dividend Paid                             -             -             -             -       (243,514)             -      (243,514)

Net Unrealized Loss on Available
   for Sale Securities                    -             -             -             -              -        (12,757)      (12,757)

Sale of Common Stock                200,000       250,000     2,660,862             -              -              -     2,910,862

Net Income for 1993                       -             -             -             -      2,005,439              -     2,005,439
                                  ----------   -----------   -----------    -----------   -----------   ------------  ------------
Balance, December 31, 1993        1,174,057     1,467,571     7,693,323             -      5,134,012        (12,757)   14,282,149

Dividend Paid                             -             -             -             -       (658,648)             -      (658,648)

Exercise of Stock Options             4,200         5,250        21,800             -              -              -        27,050

Net Unrealized Loss on Available
   for Sale Securities                    -             -             -             -              -       (146,509)     (146,509)

Net Income for 1994                       -             -             -             -      2,364,420              -     2,364,420
                                  ----------   -----------   -----------    -----------   -----------   ------------  ------------
Balance, December 31, 1994        1,178,257     1,472,821     7,715,123             -      6,839,784       (159,266)   15,868,462

Dividend Paid                             -             -             -             -       (747,478)             -      (747,478)

Stock Dividend                       58,536        73,170       995,112             -     (1,068,282)             -             -

Exercise of Stock Options            35,937        44,922       144,602             -              -              -       189,524

Repurchase Company Stock             (3,150)       (3,938)            -             -        (99,457)             -      (103,395)

Net Unrealized Gain on Available
   for Sale Securities                    -             -             -             -              -        151,016       151,016

Net Income for 1995                       -             -             -             -      1,575,482              -    1, 575,482
                                  ----------   -----------   -----------    -----------   -----------   ------------  ------------
Balance, December 31, 1995        1,269,580    $1,586,975    $8,854,837     $       -     $6,500,049    $    (8,250)  $16,933,611
                                  ==========   ===========   ===========    ===========   ===========   ============  ============


THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF THESE STATEMENTS.

                           FB&T FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993



                                                         1995           1994           1993
                                                    -------------  --------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                      $ 1,575,482    $  2,364,420    $  2,005,439
    Noncash items included in net income
        Depreciation and amortization                   737,634         347,484         263,025
        Loss (gain) on sale of securities                     -           2,417         (15,028)
        Loss (gain) on sale and write-down of other
            real estate owned                           213,048         (61,712)         74,239
        Net accretion of discount on investment
            securities                                  (26,731)        (10,045)         32,069
        Provision for possible loan losses            1,067,618          64,714         348,238
        (Increase) Decrease in
            Accrued interest receivable                (137,664)       (448,532)       (216,035)
            Prepaid expenses and other               (1,115,452)       (203,421)       (162,647)
        Increase (Decrease) in
            Accrued interest payable                    345,858          84,163         (43,121)
            Other accrued expenses                      253,063        (222,300)        141,237
                                                    -------------  --------------  -------------
                  Net Cash Provided by
                      Operating Activities            2,912,856       1,917,188       2,427,416
                                                    -------------  --------------  -------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Net decrease in Federal funds sold              (20,354,674)              -               -
    Proceeds from maturity of investment
        securities                                   19,700,000       5,500,000      11,730,415
    Proceeds from sale of investment securities               -               -      12,500,000
    Proceeds from sale of securities available
        for sale                                      3,870,862       1,376,522               -
    Proceeds from maturity of securities available
        for sale                                      5,800,000       4,000,000               -
    Loans, net                                      (16,829,651)    (25,606,282)    (21,937,389)
    Purchase of securities                          (23,100,192)    (15,500,000)    (39,150,000)
    Acquisition of Bank premises and  equipment        (809,181)     (1,493,254)       (365,598)
    Other real estate owned
        Capitalized expenses                           (187,185)        (54,623)        (25,907)
        Proceeds from sale                            1,854,492         740,408       1,693,178
    Acquisition of intangible assets                          -      (3,175,798)              -
                                                    -------------  --------------  -------------
                  Net Cash Used by Investing
                       Activities                   (30,055,529)    (34,213,027)    (35,555,301)
                                                    -------------  --------------  -------------


THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF THESE STATEMENTS.

                           FB&T FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


                                                               1995            1994            1993
                                                           -------------   ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES
    Net increase in Federal funds purchased                          -         862,000      13,775,000
    Net securities sold under agreements to repurchase      18,032,668       1,393,841       3,783,915
    Net increase in demand, saving and time deposits        21,562,383      37,131,996      11,586,170
    Proceeds from sale of treasury stock                             -               -         259,714
    Acquisition of treasury stock                             (103,395)              -               -
    Dividends paid                                            (747,478)       (658,648)       (243,514)
    Proceeds from sale of common stock                         189,524          27,050       2,910,862
                                                           -------------   ------------    ------------
                      Net Cash Provided by
                          Financing Activities              38,933,702      38,756,239      32,072,147
                                                           -------------   ------------    ------------

NET INCREASE (DECREASE) IN CASH AND CASH DUE
    FROM BANKS                                              11,791,029       6,460,400      (1,055,738)

CASH AND DUE FROM BANKS, BEGINNING OF YEAR                  14,225,350       7,764,950       8,820,688
                                                           -------------   ------------    ------------

CASH AND DUE FROM BANKS, END OF YEAR                       $26,016,379     $14,225,350     $ 7,764,950
                                                           =============   ============    ============


SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES

    Acquisition of other real estate owned in
        satisfaction of loan receivable                    $ 1,551,350     $   955,120     $   573,181
                                                           =============   ============    ============

    Acquisition of treasury stock in satisfaction of
        loan receivable                                    $         -     $         -     $    40,373
                                                           =============   ============    ============

    Net unrealized gain (loss) on available for
        sale securities                                    $   151,016     $  (146,509)    $   (12,757)
                                                           =============   ============    ============

    Stock dividends paid                                   $ 1,068,282     $         -     $         -
                                                           =============   ============    ============



                           FB&T FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994



1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          The Corporation follows generally accepted accounting principles and reporting practices applicable to the banking industry. Significant accounting practices are summarized below.

          PROPOSED MERGER

          The Corporation has entered into an Agreement and Plans of Reorganization which will provide for an affiliation with F&M National Corporation, a Winchester, Virginia - based holding company with total assets of approximately $1.83 billion as of December 1995, in a tax-free stock merger transaction. The merger provides for the exchange of each outstanding share of FB&T common stock for F&M common stock. F&M will then serve as the parent bank holding company for Fairfax Bank, which will continue to carry on its banking business in substantially the same manner as before the merger. At the effective date of the merger, each outstanding share of FB&T common stock will be exchanged for shares of F&M common stock with an aggregate market value equal to $35.00, and cash in lieu of any fractional shares.

          During December, 1995, in preparation for the merger, the Corporation elected to increase the reserve for loan losses, implement a reserve for potential selling expenses related to foreclosed properties, and expense various accounting and legal expenses related to the proposed merger. Charges to income resulting from these adjustments amounted to approximately $1.0 million. The increased reserve levels reflect a compliance with F&M bank operating guidelines.

          PRINCIPLES OF CONSOLIDATION

          The consolidated financial statements of FB&T Financial Corporation (the Corporation) include the accounts of the corporation and its subsidiary, Fairfax Bank & Trust Company (the Bank), and Fairfax Bank & Trust Company's wholly-owned subsidiary, Bank Title Company. All significant intercompany transactions have been eliminated.

          FB&T Financial Corporation, a holding company, is the successor to Fairfax Bank & Trust Company after a tax-free exchange of stock which occurred on July 1, 1994. Shares of Fairfax Bank & Trust Company were exchanged for an equivalent number of FB&T Financial Corporation shares. The parent company, FB&T Financial Corporation carries its investment in the bank at cost adjusted for earnings and dividends of the subsidiary.

                           FB&T FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994



1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          INVESTMENT SECURITIES

          Securities are classified as investment securities when management has the intent and the Bank has the ability at the time of purchase to hold them until maturity or on a long-term basis. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the straight-line method over their contractual lives. If the interest method of accounting for amortization of premiums and accretion of discounts was used, it would not have a material effect on the consolidated financial statements. Gains and losses on the sale of such securities are determined by the specific identification method.

          Securities to be held for indefinite periods of time and not intended to be held to maturity or on a long-term basis are classified as available for sale and accounted for at fair value on an aggregate basis. These include securities used as part of the Bank's asset/liability management strategy and may be sold in response to changes in interest rates, prepayment risk, the need or desire to increase capital, to satisfy regulatory requirements and other similar factors. Unrealized gains and losses of securities available for sale are excluded from earnings and shown as a separate component of stockholders' equity, net of related income taxes. Realized gains and losses of securities available for sale are included in net securities gains (losses) based on the specific identification method.

          LOANS AND LOAN FEES

          Loans are stated at the principal amount outstanding, net of deferred loan fees. Interest on loans is generally computed using the simple interest method. Loan fees and related direct loan origination costs are deferred and recognized as an adjustment of yield over the life of the loan or currently upon the sale or repayment of the loans.

          Interest on all categories of loans is accrued based upon the principal amounts outstanding. The accrual of interest income is discontinued on loans which are past due ninety or more days as to principal or interest payments, except for certain guaranteed loans and other limited exceptions. When loans are placed on nonaccrual status, interest accrued in the current year is charged against interest income, and interest accrued in prior years is charged to the allowance for loan losses. Loans may be reinstated to accrual status when all payments are brought current, and, in the opinion of management, collection of the remaining balance can reasonably be expected. The classification of a loan as nonaccrual is not necessarily indicative of a potential loan loss.

                           FB&T FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994



1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          LOANS AND LOAN FEES (continued)

          Gains or losses on sales of residential mortgage loans, including unearned discounts, are recognized when the loans are sold to investors. The loans are carried at the lower of cost or market, determined on the aggregate basis.

          IMPAIRED LOANS

          Effective January 1, 1995, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 114, as amended by SFAS 118. SFAS No. 114, as amended provided that a loan is impaired when, based on current information and events, it is probable that the creditor will be unable to collect all principal and interest amounts due according to the contractual terms of the loan agreement. SFAS No. 114, as amended provides guidelines relating to recognition of interest income on impaired loans and requires that impaired loans be measured based on the present value of the expected future cash flows, discounted at the loan's effective interest rate. The effective rate of a loan is defined as the contractual interest rate adjusted for any deferred loan fees or costs, premiums or discounts existing at the inception or acquisition of the loan. If the loan is collateral dependent, as a practical expedient, impairment can be based on the loan's observable market price of the fair value of the collateral.

          The value of the loan is adjusted through a valuation allowance created through a charge against income. Residential mortgages, consumer installment obligations and credit cards are excluded. Loans that were treated as in-substance foreclosures under previous accounting pronouncements are considered to be impaired loans and under SFAS 114 will remain in the loan portfolio.

          A loan may be placed on non-accrual status and not classified as an imparied loan when in the opinion of management, based on current information and events, it is probable that the Bank will eventually collect all principal and interest amounts due according to the contractual terms of the loan agreement. Interest income for impaired loans is generally recognized on an accrual basis unless it is deemed inappropriate to do so. In those cases which the receipt of interest payments is deemed more uncertain, the cash basis on income recognition is utilized. Loans are placed on non-accrual status when, in the judgment of management, the probability of timely collection of interest is deemed to be insufficient to warrant further accrual. As a matter of policy, the Bank does not accrue interest on loans past due 90 days or more except when the estimated value of the collateral and collection efforts are deemed sufficient to ensure full recovery. When a loan is placed on non-accrual status, previously accrued but unpaid interest is deducted from interest income.

                           FB&T FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994



1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          IMPAIRED LOANS (CONTINUED)

          As of the year ended December 31, 1995, the Bank had no loans which the management considered impaired.

          ALLOWANCE FOR POSSIBLE LOAN LOSSES

          The Bank grants loans to customers located in Northern Virginia. The Bank has a diversified portfolio, however, a substantial number of loans are secured by real estate or are unsecured.

          The allowance is established to absorb possible future losses on existing loans. It is maintained at a level considered adequate by management to provide for potential losses based on management's evaluation of the loan portfolio, historical loan loss experience and prevailing and anticipated economic conditions.

          The allowance is increased by provisions for loan losses charged to operating expense and reduced by net chargeoffs. The provisions are based on management's estimate of net realizable value or fair value of the collateral, as applicable, considering the current and future operating or sales conditions. These estimates are susceptible to changes that could result in a material adjustment to future results of operations.

          BANK PREMISES AND EQUIPMENT

          Premises and equipment are stated at cost, less accumulated depreciation and amortization. Leasehold improvements are amortized over their estimated useful lives using the straight-line method. Furniture, equipment and automobiles are depreciated over their estimated useful lives using straight-line methods.

                           FB&T FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994



1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          FEDERAL FUNDS PURCHASED/SOLD

          The Bank is required to maintain legal cash reserves, computed by applying prescribed percentages to its various types of deposits. When the Bank's cash reserves are in excess of that required, it may lend the excess to other banks on a daily basis. Conversely, when cash reserves are less than required, the Bank borrows funds on a daily basis.

          The Bank has $47,162,000 of Federal fund lines of credit with correspondent banks, of which $28,000,000 is secured. Continued availability of the lines are at the correspondent banks' discretion. The rate of interest charged fluctuates daily in response to market conditions. Borrowings on these lines amounted to $-0- at December 31, 1995 and $3,862,000 at December 31, 1994.

          SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE AND OTHER BORROWINGS

          Securities sold under agreements to repurchase generally mature within one to four days from the transaction date. Other borrowed funds at December 31, 1994 consisted of a $1,700,000 fixed rate credit with a three month maturity from Federal Home Loan Bank of Atlanta. The credit matured in February, 1995.

          SHAREHOLDERS' EQUITY

          In September 1993, the Bank's shareholders approved an increase in the authorized common shares for the Bank from 2,000,000 shares to 5,000,000 shares. Additionally, the shareholders approved the authorization of 3,000,000 shares of Preferred Stock with a par value of $1.25 per share. No Preferred Stock is issued or outstanding at December 31, 1995 and 1994.

          In December 1993, the Bank completed a public offering of 200,000 shares of common stock at $16 per share. The offering generated net proceeds of $2,910,862 after deducting underwriting discounts and other offering expenses. Prior to the offering, there was no public market for the Bank's common stock. The Company's common stock trades on the Nasdaq Stock Market under the symbol: FBTC

          State banking laws restrict the availability of surplus for the payment of dividends. Such restrictions have been outlined in the By-Laws, which incorporate the appropriate provisions of Section 6.1-56 of the 1940 Code of Virginia.

                           FB&T FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994



1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          INCOME TAXES

          The Bank utilizes an asset and liability approach to accounting for income taxes. The objective is to recognize the amount of income taxes payable or refundable in the current year based on the Bank's income tax return and the deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Bank's financial statements or tax returns. The asset and liability method accounts for deferred income taxes by applying enacted statutory rates to temporary differences, the difference between financial statement amounts and tax bases of assets and liabilities. Deferred income tax liabilities or assets are adjusted to reflect changes in tax laws or rates in the year of enactment.

          The Bank pays state franchise tax in lieu of state income taxes.

          INCOME PER COMMON SHARE

          Income per common share is based on the weighted average number of common and common equivalent shares outstanding. Common equivalent shares result from the assumed exercise of outstanding stock options that have a dilutive effect when applying the treasury stock method. Weighted average number of shares amounted to 1,253,278 in 1995, 1,266,426 in 1994, and 1,053,040 in 1993.

          USE OF ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could vary from the estimates that were used.

          STATEMENT OF CASH FLOWS

          For purposes of reporting cash flows, cash and cash equivalents include cash on hand and amounts due from banks.

          Cash paid for interest amounted to $5,536,704 in 1995 and $4,087,494 in 1994 and $2,785,719 in 1993.

                           FB&T FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994



1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          STATEMENT OF CASH FLOWS (continued)

          Net income taxes paid in 1995, 1994 and 1993 amounted to $1,067,457, $1,681,713 and $818,298, respectively.

          The Corporation from time to time keeps cash balances in a financial institution in excess of federally insured limits.

          NEW ACCOUNTING PRONOUNCEMENTS

          Statement for Financial Accounting Standards No. 122, Accounting for Mortgage Servicing Rights. SFAS No. 122 will be effective for fiscal years beginning after December 15, 1995, which requires a corporation to allocate the cost of the mortgage loans to the servicing rights and to the loans for both purchased and orginated mortgage loans. SFAS 122 is not expected to have a material impact on the Corporation.

          REQUIRED DEPOSITORY RESERVES AND CAPITAL RATIOS

          The Bank is required by regulatory authorities to maintain a specified portion of its assets in the form of reserves. Such reserves consist of vault cash and balances maintained at the Federal Reserve Bank. The average balance required to be maintained at the Federal Reserve Bank at December 31, 1995, was approximately $61,000.

          All banks are required to maintain minimum amounts of capital to total "risk weighted" assets, as defined by the Federal Deposit Insurance Corporation. At December 31, 1995, banks are required to have minimum Tier 1 and Total capital ratios of 4.00 percent and 8.00 percent, respectively. The Bank's actual ratios at that date were 9.47 percent and 10.72 percent, respectively. The Bank's leverage ratio at December 31, 1995, was 6.65 percent.

                           FB&T FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994



2.    INVESTMENT SECURITIES AND SECURITIES AVAILABLE FOR SALE

          The carrying amounts as shown in the balance sheets of the Bank and their approximate market values are as follows:


          INVESTMENT SECURITIES

                                                                  Gross       Gross       Approximate
                                                Amortized      Unrealized   Unrealized       Market
                                                  Cost           Gains        Losses         Value
         December 31, 1995:
         U.S. Government and
             agency securities                 $35,526,315     $459,919     $      -      $35,986,234
         Mortgage-backed
             securities                          3,158,310        6,991            -        3,165,301
                                               ------------    ---------    ---------     ------------
                                               $38,684,625     $466,910     $      -      $39,151,535
                                               ============    =========    =========     ============

         December 31, 1994:
         U.S. Government and
             agency securities                 $33,043,383     $      -     $560,737      $32,482,646
         Mortgage-backed
             securities                          2,049,795            -       81,746        1,968,049
                                               ------------    ---------    ---------     ------------
                                               $35,093,178     $      -     $642,483      $34,450,695
                                               ============    =========    =========     ============

         SECURITIES AVAILABLE FOR SALE

                                                                Gross        Gross        Approximate
                                                Amortized     Unrealized   Unrealized        Market
                                                  Cost          Gains        Losses          Value
         December 31, 1995:
         U.S. Government and
             agency securities                 $ 2,000,000     $      -     $ 12,500      $ 1,987,500
         Other securities                        1,125,750            -            -        1,125,750
                                               ------------    ---------    ---------     ------------
                                               $ 3,125,750     $      -     $ 12,500      $ 3,113,250
                                               ============    =========    =========     ============

         December 31, 1994:
         U.S. Government and
             agency securities                 $11,999,282     $      -     $241,312      $11,757,970
          Other securities                       1,039,650            -            -        1,039,650
                                               ------------    ---------    ---------     ------------
                                               $13,038,932     $      -     $241,312      $12,797,620
                                               ============    =========    =========     ============


                           FB&T FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994



2.    INVESTMENT SECURITIES AND SECURITIES AVAILABLE FOR SALE (continued)

        Gross realized gains and losses for the years ended December 31, are as follows:

                                                1995          1994       1993
                                               ------       -------    -------
                  Realized gains              $      -      $2,022     $15,028
                                              =========     =======    =======
                  Realized losses             $      -      $4,439     $     -
                                              =========     =======    =======

        The scheduled maturities of investment securities and securities available for sale at December 31, 1995 were as follows:


                                                 Investment                             Securities
                                                 Securities                         Available for Sale
                                        Amortized             Fair            Amortized           Fair
                                          Cost               Value               Cost              Value
                                       ------------      --------------      -----------       -----------
        Due in one year or less        $10,019,465       $10,059,390         $2,000,000        $1,987,500
        Due from one year to
            five years                  25,506,850        25,926,844                  -                 -
        Due from five years
            to ten years                         -                 -                  -                 -
        Mortgage-backed securities       3,158,310         3,165,301                  -                 -
        Federal Reserve Board
            common stock and other
                equity securities                -                 -          1,125,750         1,125,750
                                       ------------        ------------      -----------       -----------
                                       $38,684,675         $39,151,535       $3,125,750        $3,113,250
                                       ============        ============      ===========       ===========


                           FB&T FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994



2.    INVESTMENT SECURITIES AND SECURITIES AVAILABLE FOR SALE (continued)

          Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid without any penalties.

          Investment securities with a carrying amount of $40,687,022 and $18,047,358 at December 31, 1995 and 1994, respectively, were pledged as collateral on public deposits, repurchase agreements, and for other purposes as required or permitted by law.

3.    LOANS RECEIVABLE

          Loans receivable include the following at December 31:

                                                     1995              1994
                                                -------------     -------------
                  Real Estate Loans
                     Construction               $ 11,176,567      $ 11,822,967
                     Farm                            335,391           250,916
                     1-4 family residential       65,738,709        58,978,194
                     Multifamily                     411,710         1,163,687
                     Non-farm nonresidential      33,192,062        25,580,662
                  Commercial                      26,590,521        25,380,555
                  Credit card                      2,150,910         2,647,571
                  Installment and Other            9,466,032         8,163,569
                                                -------------     -------------
                         Totals                 $149,061,902      $133,988,121
                                                =============     =============

          At December 31, 1995, mortgages with unpaid balances of $21,811,808 were pledged as collateral for a line of credit facility in the amount of $25,000,000 to a financial institution. Gains on sale of mortgages held for sale amounted to $148,000 in 1995 and $161,000 in 1994 and are included in other income.

          Loans on which the accrual of interest has been discontinued amounted to $1,521,462 at December 31, 1995, and $834,480 at December 31, 1994.
          Had interest been accrued on those loans, such income would have approximated $267,677 as of December 31, 1995, and $11,988 as of December 31, 1994.

                           FB&T FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994



3.    LOANS RECEIVABLE (continued)

          A summary of transactions in the allowance for possible loan losses for the years ended December 31, follows:

                                                        1995            1994
                                                     -----------    -----------
             Balance at beginning of year            $1,332,118     $1,102,155
             Provision charged to operations          1,067,618         64,714
             Loans charged off, net of recoveries      (204,520)       165,249
                                                     -----------    -----------
             Balance at end of year                  $2,195,216     $1,332,118
                                                     ===========    ===========

4.    BANK PREMISES AND EQUIPMENT

          Bank premises and equipment are as follows:

                                                        1995            1994
                                                     ------------   ------------
             Furniture and equipment                 $ 2,862,635    $ 2,264,603
             Leasehold improvements                    1,369,317      1,171,894
             Building                                    460,204        459,187
             Land                                        322,748        322,748
             Automobiles                                 132,155        140,005
                                                     ------------   ------------
                                                       5,147,059      4,358,437
             Less accumulated depreciation            (1,624,308)    (1,312,615)
                                                     ------------   ------------
                     Totals                          $ 3,522,751    $ 3,045,822
                                                     ============   ============

          Depreciation of bank premises and equipment charged to expense amounted to $332,252 for 1995, $241,198 for 1994 and $224,289 for
          1993.

5.    OTHER REAL ESTATE OWNED

          Other real estate owned includes properties acquired through foreclosure or other proceedings in full or partial satisfaction of indebtedness. At the date of acquisition, such property is recorded at the lower of the recorded investment in the related receivable, net realizable value for single family residential, or fair value. Write-downs at the date of acquisition are charged to the allowance for loan losses. Subsequent declines in market value and/or losses on disposition of other real estate are reflected in other income. Expenses related to other real estate are included in other operating expenses and amounted to $37,942 in 1995, $63,485 in 1994, and $105,764 in 1993.

                           FB&T FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994



5.    OTHER REAL ESTATE OWNED (continued)

          A summary of transactions in the other real estate owned for the years ended December 31, follows:

                                                        1995           1994
                                                   ------------    -----------
                  Balance at beginning of year     $ 2,301,499     $1,970,452
                  Acquired                           1,551,350        955,120
                  Capitalized expenses                 187,185         54,623
                  Write-downs                         (155,904)             -
                  Sales                             (1,854,492)      (740,408)
                  Net gain (loss) on sales             (57,144)        61,712
                                                   ------------    -----------
                                                   $ 1,972,494     $2,301,499
                                                   ============    ===========

6.    INTANGIBLE ASSETS

          During the year ended December 31, 1994, the Bank acquired the deposits of the Federal Savings Association of Virginia (Federal) and Commonwealth Federal Savings Bank (Commonwealth) from the Resolution Trust Corporation. The Bank paid a premium of $46,043 and assumed liabilities of approximately $1,407,000 and one branch location in connection with the Federal acquisition. The Bank paid a premium of $3,015,000 and assumed liabilities of approximately $27,923,000 and three branch locations in connection with the Commonwealth acquisition. These intangible assets are being amortized by systematic charges against income over the periods in which the benefits are expected to arise, but not exceeding 10 years. Amortization expense amounted to $405,000 in 1995 and $102,500 in 1994.

7.    TIME DEPOSITS

          The following is a maturity distribution of time certificates of deposit in denominations of $100,000 or more:

                                                         1995          1994
                                                     ------------  ------------
         Three months or less                        $ 6,678,233   $ 6,225,670
         Over three months through twelve months       8,337,671     5,554,439
         Over twelve months                            3,172,077     3,043,178
                                                     ------------  ------------
                Totals                               $18,187,981   $14,823,287
                                                     ============  ============

                           FB&T FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994


8.    INCOME TAXES

          Income tax expense (benefit) is composed of the following:

                                      1995           1994           1993
                                  -----------     -----------   -----------
                Current           $1,141,924      $1,240,012    $1,012,485
                Deferred            (416,422)        (73,386)      (86,341)
                                  -----------     -----------   -----------
                                  $  725,502      $1,166,626    $  926,144
                                  ===========     ===========   ===========

         A reconciliation between the amount of reported Federal income tax expense and the amount computed by multiplying the applicable statutory Federal income tax rate is as follows:

                                              1995         1994         1993
                                          -----------  -----------  -----------
    Income before income taxes            $2,300,984   $3,531,046   $2,931,538
                                          ===========  ===========  ===========

    Computed "expected" Federal
       tax expense                        $  782,335   $1,200,556   $  996,747
    Adjustments to Federal
       income tax resulting from:
            Tax exempt income                      -            -       (3,203)
            Other                            (56,833)     (33,930)     (67,400)
                                          -----------  -----------  -----------
    Provision for Federal income taxes    $  725,502   $1,166,626   $  926,144
                                          ===========  ===========  ===========

         The deferred tax asset (liability) for the years ended December 31, are applicable to the following items:

                Deferral Source                         1995        1994
                ---------------                     ----------   ----------
                Depreciation                        $(226,689)   $(168,270)
                Allowance for credit losses           559,020      250,323
                Deferred loan costs                    87,351       42,906
                Goodwill amortization                  57,547            -
                Net unrealized loss on securities
                    available for sale                  4,250       82,046
                                                    ----------   ----------
                     Net deferred tax asset         $ 481,479    $ 207,005
                                                    ==========   ==========

         The deferred tax asset in 1995 and 1994 are included in Other Assets.

                           FB&T FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994



9.    OPERATING EXPENSES - OTHER

          Significant amounts included in other operating expense for the years ended December 31, are as follows:

                                         1995           1994          1993
                                      -----------   -----------    -----------
       Advertising and Promotion      $   51,213    $  105,399     $   41,796
       Amortization - Goodwill           373,324       102,546              -
       Credit Card Expenses              345,958       218,609          9,976
       Data Processing                   521,398       328,994        485,826
       Directors Fees                    118,476        97,449         84,900
       FDIC Insurance                    237,043       311,087        284,468
       Insurance                         121,989       114,650        113,544
       Legal and Professional fees       374,346       170,759        166,870
       Postage and Delivery              232,008       187,181        154,384
       Printing and Supplies             266,677       238,379        161,110
       Virginia Bank Franchise Tax       108,132        17,282         78,186
       Other                           1,022,673       751,580        694,849
                                      -----------   -----------    -----------
              Totals                  $3,773,237    $2,643,915     $2,275,909
                                      ===========   ===========    ===========

10.    OPERATING LEASES

          The Bank leases facilities for its headquarters and branches under non-cancelable operating leases expiring from 1992 through 2014 with current monthly rental payments of $83,110. The headquarters facility, which is leased from a partnership including certain partners who also serve on the Bank's Board of Directors, requires monthly payments of $35,363 and expires December 31, 2005. At expiration, the Bank has an option to renew the lease for four additional five-year terms at market rates. Rental expense of $986,358 and $792,084 was charged to operations for the years ended December 31, 1995 and 1994.

          The following is a schedule, by years, of future minimum rental payments required under operating leases that have a noncancelable lease term in excess of one year as of December 31, 1995:

                   Year ending December 31:
                          1996                              $   969,599
                          1997                                  951,090
                          1998                                  920,169
                          1999                                  722,739
                          2000                                  655,881
                          Thereafter                          3,489,395
                                                            ------------
                               Total                        $ 7,708,873
                                                            ============

                           FB&T FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994



11.    EMPLOYEE BENEFIT PLAN

            Effective January 1, 1993, the Bank adopted a noncontributory, defined contribution plan. The plan is established in accordance with IRS Code Section 401(K) and employees are eligible to participate after three months of employment. The Bank did not make a contribution for December 31, 1995, 1994 and 1993.

12.    INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

            In the ordinary course of business, the Bank has granted loans to directors, executive officers, employees, and their associates. These transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons. Directors and executive officers were indebted to the Bank for loans totaling $3,951,052 at December 31, 1995, and $4,924,079 at December 31,
            1994. These amounts include loans of family members or businesses indirectly associated with directors or officers. Similarly the Bank occasionally contracts for services from certain companies related indirectly or directly to board members.

            The Bank has engaged the law firm of Tydings, Bryan & Adams, P.C., of which Mr. Tydings, Chairman of the Board of the Corporation, is a principal, to perform certain legal services for the Bank and the serve as its general counsel. The Bank paid $199,232 in 1995 and $164,853 in 1994 in professional fees to the law firm.

13.    COMMITMENTS AND CONTINGENCIES

            At December 31, 1995 and 1994, the Bank was contingently liable for undrawn loan commitments and outstanding letters of credit amounting to approximately $47,690,790 and $41,740,227, respectively. Included in the total is stand-by letters of credit of $3,681,957 in 1995 and $1,845,285 in 1994.

            The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counter-party. Collateral held varies but may include cash, securities, accounts receivable, inventory, property, plant and equipment and income-producing commercial properties and residential properties.

                           FB&T FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994



13.    COMMITMENTS AND CONTINGENCIES (continued)

            All of the Bank's loans, commitments, and commercial and standby letters of credit have been granted to customers in the Bank's market area. The concentrations of credit by type of loan are set forth in Note 3. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commercial and standby letters of credit were granted primarily to commercial borrowers. The Bank does not extend credit to any single borrower or group of related borrowers in excess of their legal lending limit.

            The Bank is party to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the financial position.

14.    INCENTIVE STOCK OPTION PLAN

            On October 31, 1985, the shareholders approved a qualified incentive stock option plan and reserved 110,250 shares of the Bank's common stock for the granting of options to key employees. Under the terms of the plan, options may be granted at not less than fair market value at date of the grant. Individual employees may not be granted options in excess of $100,000 per year. The options are exercisable for a period of ten years from the date of the grant and may not be exercised before a specified date. The following summarizes the option activity under the stock option plan for the last two years:

                                                 Number of       Option Price
                                                  Shares          Per Share

            Outstanding, December 31, 1993        108,211       $ 4.54 - $21.71
                Grants                              2,039       $15.24
                Exercised                          (4,410)      $ 6.44
                                                 ---------
            Outstanding, December 31, 1994        105,840       $ 4.54 - $21.71
                Grants                             -
                Exercised                         (33,075)      $ 4.54
                                                 ---------
            Outstanding, December 31, 1995         72,765       $ 4.54 - $21.71
                                                 =========

                           FB&T FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994



15.    STOCK PLANS

            DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

            The Dividend Reinvestment and Stock Purchase Plan ("DRSP") of FB&T Financial Corporation (the "Company") provides each registered holder of Company common stock with a simple and convenient method of investing cash dividends in additional shares of Company common stock without fees of any kind at a 5 percent discount from the market price. Participants also may make optional cash payments to purchase shares of Company common stock at 100 percent of market value. The Company reserved for issuance 200,000 shares of Company common stock for use under the DRSP and registered such shares with the Securities and Exchange Commission (the "Commission"). Two investment options are available to shareholders: (1) the Company may be directed to invest cash dividends on all of the shares then or subsequently held by the shareholder for the purchase of additional shares or (ii) the Company may be directed to invest cash dividends on all of the shares then or subsequently held by the shareholder, and also to purchase additional shares with optional cash payments by the shareholder of at least $100 but not more than $5,000 per quarter.

            NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN

            Effective June 15, 1994, the Company implemented a Non-Employee Director Stock Compensation Plan (the "Option Plan"). Under this plan each Director who is not an employee of the Company or its subsidiary will receive an option grant covering 1,000 shares of Company common stock on June 15, of each year during the five-year term of the Plan. The first grant under the Plan was made on June 15, 1994. The exercise price of awards are fixed at the fair market value of the shares on the date the option is granted. A total of 40,000 shares of common stock have been registered with the Commission and may be granted under the option plan during its term. The options granted under the Option Plan are not exercisable for six months from the date of grant except in the case of death or disability. Options that are not exercisable at the time a director's services on the Board

                           FB&T FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994



15.    STOCK PLANS (continued)

            NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN (continued)

            terminates for reasons other than death, disability or retirement in accordance with the Company's policy will be forfeited. The purpose of the plan is to promote a greater identity of interest between non-employee directors and the Company's shareholders by increasing each participant's proprietary interest in the Company through the award of options to purchase Company common stock. The following summarizes the option activity under the stock option plan for the last two years:

                                                 Number of        Option Price
                                                   Shares          Per Share

            Outstanding, December 31, 1993             -          $     -0-
                Grants                             7,350          $14.38
                Exercised                              -                 -
                                                 --------
            Outstanding, December 31, 1994         7,350          $14.38
                Grants                             7,000          $17.41
                Exercised                              -                 -
                                                 --------
            Outstanding, December 31, 1995        14,350          $14.38 - 17.41
                                                 ========


            1995 EMPLOYEE STOCK PURCHASE PLAN

            Effective January 1, 1995, the Company implemented its 1995 Employee Stock Discount Plan (the "Discount Plan"). This plan provides eligible employees with a simple and convenient method for investing in Company common stock at a 15 percent discount. The purpose of the Plan is to increase employee interest and productivity through ownership of common stock. The Discount Plan will be in effect for the calendar years 1995 through 1999. A total of 50,000 shares of common stock have been registered with the Commission for issuance under the Discount Plan. Eligible employees of the Company and its participating subsidiaries may purchase common stock through payroll deduction. The price of the shares purchased will be the lesser of 85 percent of the market price of the shares as determined under the Discount Plan at January 1 of the calendar year of purchase or 85 percent of the market price of the shares as determined under the Discount Plan at December 31 of the calendar year of purchase. The Discount Plan operates on a calendar year basis. Eligible employees are determined at each January 1 and provided with the right to purchase shares of common stock at the following December 31 with their payroll deductions made for the calendar year. Payroll deductions may be made at any rate from 2 percent through 15 percent of base pay and may also be made from bonuses paid in December. Shares of Common Stock are purchased as of December 31 of each calendar year the Discount Plan is in effect.

                           FB&T FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994



16.    STOCK PRICES FOR THE LAST TWO YEARS

          The common stock of the Corporation is traded on the Nasdaq Stock Market under the symbol FBTC. The prices listed below are the high and low sales prices for common shares during the last two years.

                                                         Price
                 Dated                            Low              High
           ------------------                   ------            ------
           1/1/94 - 3/31/94                     $14.00            $15.75
           4/1/94 - 6/30/94                     $14.00            $16.00
           7/1/94 - 9/30/94                     $16.25            $16.50
           10/1/94 - 12/31/94                   $15.25            $17.25
           1/1/95 - 3/31/95                     $16.00            $17.25
           4/1/95 - 6/30/95                     $16.00            $18.00
           7/1/95 - 9/30/95                     $17.00            $19.75
           10/1/95 - 12/31/95                   $17.75            $33.00

17.    FIVE-YEAR SUMMARY OF OPERATIONS


                                     1995         1994           1993         1992          1991
                                 ------------  ------------  -----------   -----------   -----------
           Operating income      $11,257,882   $10,179,935   $8,142,492    $6,066,386    $5,071,897
           Operating
               expenses            8,956,898     6,648,889    5,210,909     4,547,874     4,390,539
                                 ------------  ------------  -----------   -----------   -----------
           Income before
               taxes               2,300,984     3,531,046    2,931,583     1,518,512       681,358
           Income taxes              725,502     1,166,626      926,144       513,091       226,507
                                 ------------  ------------  -----------   -----------   -----------
           Net income            $ 1,575,482   $ 2,364,420   $2,005,439    $1,005,421    $  454,851
                                 ============  ============  ===========   ===========   ===========

           Net income per
               share             $      1.26   $      1.87   $     1.90    $     1.02    $     0.44
                                 ============  ============  ===========   ===========   ===========
           Weighted average
               number of
               shares              1,253,278     1,266,426    1,053,040       982,970     1,038,247
                                 ============  ============  ===========   ===========   ===========


          Earnings per common share were computed based on the assumption that all stock dividends issued or declared and stock splits for the periods covered were outstanding for the entire period.

                           FB&T FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994


18.    CASH DIVIDENDS

          During 1995, the Board of Directors declared four quarterly cash dividends of 15.4 cents per share.

          During 1994, the Board of Directors declared four quarterly cash dividends of 14.0 cents per share.

19.    SUBSEQUENT EVENTS

          The Corporation declared a dividend of 15.4 cents a share on January 19, 1996. The dividend is payable to shareholders of record on February 1, 1996, and payable on February 15, 1996.

20.    DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

          The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

          CASH AND SHORT-TERM INVESTMENT

          For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

          INVESTMENT SECURITIES AND SECURITIES AVAILABLE FOR SALE

          Fair value is based on quoted market prices or dealer quotes. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

          LOANS RECEIVABLE

          For certain homogeneous categories of loans, such as some residential mortgages and other consumer loans, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

          DEPOSIT LIABILITIES

          The fair value of demand deposits, savings account, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

                           FB&T FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994



20.    DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

          COMMITMENTS TO EXTEND CREDIT, STAND-BY LETTERS OF CREDIT, AND FINANCIAL GUARANTEES

          The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present credit worthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of guarantees and letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.

          Unrecognized financial instrument accrual and deferral fees were not considered material.

          The estimated fair value of the Bank's financial instruments are as follows:

                                       1995 (In Thousands)   1994 (In Thousands)
                                       -------------------   -------------------
                                       Carrying    Fair      Carrying    Fair
                                        Amount     Value      Amount     Value

          Financial assets:
          Cash and short-term
              investments              $ 42,512   $ 42,512   $ 14,225  $ 14,225
          Securities                     41,798     42,265     47,886    47,248

          Loans                         149,062    140,110    133,988   130,336
          Less allowance for loan
              losses                     (2,195)         -     (1,332)        -
                                       ---------  ---------  --------- ---------
          Net loans                     146,867    140,110    132,656   130,336
                                       ---------  ---------  --------- ---------
          Total financial assets       $231,177   $224,887   $194,767  $191,809
                                       =========  =========  ========= =========

          Financial liabilities:
          Deposits                     $191,514   $186,895   $169,952  $166,697
          Short-term borrowings               -          -      3,862     3,862
          Securities sold not owned      33,377     33,377     15,344    15,344
                                       ---------  ---------  --------- ---------
          Total financial liabilities  $224,891   $220,272   $189,158  $185,903
                                       =========  =========  ========= =========

                           FB&T FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994



21.    CONDENSED FINANCIAL STATEMENTS - PARENT COMPANY ONLY

                                 Balance Sheets
                           December 31, 1995 and 1994

                                                        1995           1994
                                                   ------------   ------------
         ASSETS
         Cash                                      $   189,966    $         -
         Investment in bank subsidiary              16,743,645     15,868,462
                                                   ------------   ------------
                  Total Assets                     $16,933,611    $15,868,462
                                                   ============   ============

         LIABILITIES AND SHAREHOLDERS' EQUITY
         Shareholders' Equity
         Common stock                              $ 1,586,975    $ 1,472,821
         Surplus                                     8,854,837      7,715,123
         Retained Earnings                           6,500,049      6,839,784
         Net Unrealized Loss on Available For Sale
             Securities                                 (8,250)      (159,266)
                                                   ------------   ------------
                  Total Shareholders' Equity        16,933,611     15,868,462
                                                   ------------   ------------

         Total Liabilities and Shareholders'
             Equity                                $16,933,611    $15,868,462
                                                   ============    ===========


                              Statements of Income
                          December 31, 1995  and 1994

                                                 1995         1994        1993
                                             -----------  -----------  ---------
         Dividend Income                     $  987,682   $  329,912   $      -
         Equity in Undistributed Income in
             Bank Subsidiary                    587,800      951,388          -
                                             -----------  -----------  ---------
                  Net Income                 $1,575,482   $1,281,300   $      -
                                             ===========  ===========  =========

                           FB&T FINANCIAL CORPORATION
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994



21.    CONDENSED FINANCIAL STATEMENTS - PARENT COMPANY ONLY (continued)

                            Statements of Cash Flows
                           December 31, 1995 and 1994


                                                         1995           1994        1993
                                                      -----------   -----------   -------
           CASH FLOWS FROM OPERATING ACTIVITIES
           Net income                                 $1,575,482    $1,281,300    $    -
           Undistributed earnings in bank subsidiary    (587,800)     (951,388)        -
                                                      -----------   -----------   -------
           Net Cash Provided by Operating Activities     987,682       329,912         -

           CASH FLOWS FROM FINANCING ACTIVITIES
           Cash dividends paid                          (797,716)     (329,912)        -
                                                      -----------   -----------   -------
           Net Increase in Cash                          189,966             -         -
           Cash, beginning of year                             -             -         -
                                                      -----------   -----------   -------
           Cash, end of year                          $  189,966    $        -    $    -
                                                      ===========   ===========   =======

